    As filed with the Securities and Exchange Commission on August 30, 2001.

                                                 Registration No. 333-__________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                             NEW VISUAL CORPORATION
             (Exact name of registrant as specified in its charter)


            UTAH                                                 95-4543704
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

      5920 FRIARS ROAD, SUITE 104                                  92108
             SAN DIEGO, CA                                       (Zip Code)
(Address of Principal Executive Offices)


                            -------------------------

                            2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                            -------------------------


          RAY WILLENBERG, JR.                                   COPY TO:
        CHIEF EXECUTIVE OFFICER                        LAWRENCE B. MANDALA, ESQ.
        NEW VISUAL CORPORATION                               BAKER & MCKENZIE
     5920 FRIARS ROAD, SUITE 104                       2300 TRAMMELL CROW CENTER
     SAN DIEGO, CALIFORNIA 92108                             2001 ROSS AVENUE
(Name and address of agent for service)                     DALLAS, TEXAS 75201
                                                              (214) 978-3000


                                 (619) 692-0333
                     (Telephone number, including area code,
                              of agent for service)
                            -------------------------

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES TO BE          AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
            REGISTERED                  REGISTERED               SHARE                 PRICE               FEE
---------------------------------------------------------------------------------------------------------------------
   Common Stock $.001 par value     2,500,000 shares(1)        $1.045(2)              $ 2,612,500(2)    $653
---------------------------------------------------------------------------------------------------------------------

     (1) The securities to be registered represent shares of Common Stock reserved for issuance under the New Visual Corporation 2001 Stock Incentive Plan (the "Plan"). This registration statement shall also cover any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

     (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The maximum proposed offering price at which unissued options may be exercised under the Plan (2,500,000 shares of Common Stock) is $1.045 calculated on the basis of the average of the bid and ask prices per share of Common Stock on the OTC Bulletin Board on August 28, 2001 ($1.045), in accordance with Rule 457(c).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         New Visual Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange Commission (the "Commission"): (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2000; (b) the Company's Report on Form 10-Q for the quarter ended January 31, 2001; and (c) the Company's Report on Form 10-Q for the quarter ended April 30, 2001.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has authority under Articles 16-10a-901. ET. SEQ. of the Utah Revised Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's bylaws permit indemnification of directors and officers to the fullest extent permitted by law.

         The Utah Revised Business Corporation Act provides, in part, that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

         o        conducted himself in good faith;

         o reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

         o in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify a person under the Utah Revised Business Corporation Act against judgments, penalties, including excise and similar taxes, fines, settlement, and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         A corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

        Exhibit                 Description
        -------                 -----------

         4.1      2001 Stock Incentive Plan for New Visual Corporation (the
                  "Plan")

         4.2 Form of Incentive Stock Option Agreement relating to options granted under the Plan

         4.3 Form of Non-Qualified Stock Option Agreement relating to options granted under the Plan

         4.4 Form of Restricted Stock Award relating to restricted stock granted under the Plan

         5.1      Opinion of Baker & McKenzie

         23.1 Consent of Baker & McKenzie (included in their opinion filed as Exhibit 5.1)

         23.2     Consent of Grassi & Co., CPAs, P.C.


ITEM 9. UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; (iii) to include any additional or changed material information on the plan of distribution; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on August 30, 2001.

                                           NEW VISUAL CORPORATION


                                           By: /s/ Ray Willenberg, Jr.
                                           -------------------------------------
                                           Ray Willenberg, Jr.
                                           CHIEF EXECUTIVE OFFICER AND PRESIDENT

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on August 30, 2001.

SIGNATURE                                 TITLE
-------------------------------           ----------------------------------------------
/s/ Ray Willenberg, Jr.                   Chairman of the Board, Chief Executive Officer
------------------------------            and President (PRINCIPAL EXECUTIVE OFFICER)
Ray Willenberg, Jr.


/s/ Thomas J. Sweeney                     Chief Financial Officer
------------------------------            (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
Thomas J. Sweeney


/s/ Ivan Berkowitz                        Director
------------------------------
Ivan Berkowitz


/s/ Lilly Beter                           Director
------------------------------
Lilly Beter


/s/ Bruce Brown                           Director
------------------------------
Bruce Brown


/s/ John Howell                           Executive Vice President and Director
------------------------------
John Howell


/s/ Celso B. Suarez, Jr.                  Director
------------------------------
Celso B. Suarez, Jr.




                                  EXHIBIT INDEX
                                  -------------


       Exhibit    Description
       -------    --------------------------------------------------------------

         4.1      2001 Stock Incentive Plan for New Visual Corporation (the
                  "Plan")

         4.2 Form of Incentive Stock Option Agreement relating to options granted under the Plan

         4.3 Form of Non-Qualified Stock Option Agreement relating to options granted under the Plan

         4.4 Form of Restricted Stock Award relating to restricted stock granted under the Plan

         5.1      Opinion of Baker & McKenzie

         23.1 Consent of Baker & McKenzie (included in their opinion filed as Exhibit 5.1)

         23.2     Consent of Grassi & Co., CPAs, P.C.